FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
FIRST QUARTER ENDED MARCH 31, 2019

Fort Lauderdale, FL, April 24, 2019. SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the quarter ended March 31, 2019:

•	Net income attributable to stockholders was $7.7 million ($0.41 per diluted share) compared with $0.6 million ($0.04 per diluted share) for the quarter ended March 31, 2018.

•	Operating income was $19.0 million, a $10.9 million increase compared with the quarter ended March 31, 2018, excluding gains on asset dispositions.

•
“Cash Earnings” were $26.7 million compared with $14.5 million for the quarter ended March 31, 2018. “Cash Earnings” is a non-GAAP financial measure; see the table elsewhere in this release for a reconciliation to its closest U.S. GAAP measure.

Operating Discussion
Ocean Transportation & Logistics Services - Operating income and OIBDA attributable to SEACOR (excluding our partner’s noncontrolling interests in SEA-Vista) were $12.9 million and $20.1 million in the current year quarter compared with $10.1 million and $19.4 million in the prior year quarter, respectively. Operating income and OIBDA included $1.9 million of gains on asset dispositions in the prior year quarter. OIBDA is a non-GAAP financial measure; see the table elsewhere in this release for a reconciliation to its closest U.S. GAAP measure.
Operating income from bulk transportation services was higher despite one fewer vessel in operation in the current year quarter primarily due to higher rates for two U.S.-flag petroleum and chemical carriers. Operating income from logistics services was also higher as the Company’s PCTCs (Pure-Car-Truck-Carriers) benefited from moving U.S. military, commercial and U.S. government-impelled cargo partially offset by higher regulatory dry-docking costs.
Inland Transportation & Logistics Services - Operating income and OIBDA were $2.7 million and $8.4 million in the current year quarter compared with $3.4 million and $9.6 million in the prior year quarter, respectively. Operating income and OIBDA included gains on asset dispositions of $0.4 million and $5.2 million in the current year quarter and prior year quarter, respectively.
Bulk transportation revenues benefited from adverse weather and difficult operating conditions on the U.S. Inland Waterways, which resulted in higher freight rates and increased utilization (due to demurrage and storage days) for the barge pools. The barge pools also benefited from strong charter rates for a fleet of barges supporting frac sand movements. The increase in revenues outpaced the higher operating expenses as a result of the difficult operating conditions.
Foreign currency gains in the current year quarter and prior year quarter were primarily due to favorable movements in the exchange rates of the Colombian peso in relation to the U.S. dollar.
Witt O’Brien’s - Operating income and OIBDA were $4.6 million and $4.8 million in the current year quarter compared with $2.5 million and $2.8 million in the prior year quarter, respectively. The Company continues to support the recovery efforts in the U.S. Virgin Islands and other U.S. locations as a well as its private sector client base.
Capital Commitments - The Company’s capital commitments as of March 31, 2019 were $28.9 million including an interest in two foreign-flag rail ferries, two inland river towboats, other equipment and vessel and terminal improvements.
Liquidity and Debt - During the current year quarter, the Company repurchased $24.0 million in principal amount of its 3.0% Convertible Senior Notes for $23.2 million resulting in debt extinguishment losses of $0.8 million.

As of March 31, 2019, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, marketable securities and construction reserve funds totaled $181.4 million. Total outstanding debt was $323.6 million including $79.9 million of SEA-Vista debt that is non-recourse to the Company. SEA-Vista is a consolidated joint venture and had $100.0 million of borrowing capacity under its credit facility as of March 31, 2019.
During the quarter ended March 31, 2019, the Company entered into a new $125.0 million revolving credit facility. As of March 31, 2019, the Company had no borrowings outstanding under this facility.
Adoption of New Accounting Standards. On January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Topic 842, Leases (“Topic 842”). Upon adoption, the Company recorded operating lease right-of-use assets and lease liabilities of $174.6 million for certain of its equipment, office and land leases. In addition, the Company recognized a cumulative-effect adjustment of $25.4 million, net of tax, to the opening balance of retained earnings primarily for previously deferred gains related to sale leaseback transactions.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact Investor Relations at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating Revenues	$209,524	$184,824
Costs and Expenses:
Operating	147,111	131,777
Administrative and general	26,746	25,795
Depreciation and amortization	17,136	19,609
	190,993	177,181
Gains on Asset Dispositions	437	7,045
Operating Income	18,968	14,688
Other Income (Expense):
Interest income	1,900	1,856
Interest expense	(5,113)	(8,563)
Debt extinguishment losses, net	(793)	(42)
Marketable security gains (losses), net	3,068	(3,798)
Foreign currency gains, net	405	1,690
Other, net	(644)	283
	(1,177)	(8,574)
Income Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	17,791	6,114
Income Tax Expense (Benefit)	2,205	(281)
Income Before Equity in Losses of 50% or Less Owned Companies	15,586	6,395
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(2,518)	(837)
Net Income	13,068	5,558
Net Income attributable to Noncontrolling Interests in Subsidiaries	5,335	4,917
Net Income attributable to SEACOR Holdings Inc.	$7,733	$641

Basic Earnings Per Common Share of SEACOR Holdings Inc.:	$0.42	$0.04

Diluted Earnings Per Common Share of SEACOR Holdings Inc.:	$0.41	$0.04

Weighted Average Common Shares Outstanding:
Basic	18,232,562	17,969,970
Diluted	19,571,339	18,178,518

OIBDA(1)	$36,104	$34,297
OIBDA attributable to SEACOR Holdings Inc.(1)	$26,996	$25,324
______________________

(1)	Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Operating Revenues	$209,524	$213,838	$220,257	$216,831	$184,824
Costs and Expenses:
Operating	147,111	150,374	147,529	162,168	131,777
Administrative and general	26,746	26,718	26,083	24,311	25,795
Depreciation and amortization	17,136	17,510	18,616	18,844	19,609
	190,993	194,602	192,228	205,323	177,181
Gains on Asset Dispositions	437	6,014	6,018	506	7,045
Operating Income	18,968	25,250	34,047	12,014	14,688
Other Income (Expense):
Interest income	1,900	2,245	2,450	2,179	1,856
Interest expense	(5,113)	(6,181)	(8,335)	(8,604)	(8,563)
Debt extinguishment losses, net	(793)	(6,017)	(160)	(5,407)	(42)
Marketable security gains (losses), net	3,068	(11,128)	1,713	782	(3,798)
Foreign currency gains (losses), net	405	(2,280)	(328)	(1,346)	1,690
Other, net	(644)	13	357	54,311	283
	(1,177)	(23,348)	(4,303)	41,915	(8,574)
Income Before Income Tax Expense (Benefit) and Equity in Earnings (Losses) of 50% or Less Owned Companies	17,791	1,902	29,744	53,929	6,114
Income Tax Expense (Benefit)	2,205	(4,519)	3,362	9,853	(281)
Income Before Equity in Earnings (Losses) of 50% or Less Owned Companies	15,586	6,421	26,382	44,076	6,395
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,518)	(1,987)	821	1,931	(837)
Net Income	13,068	4,434	27,203	46,007	5,558
Net Income attributable to Noncontrolling Interests in Subsidiaries	5,335	9,120	10,136	881	4,917
Net Income (Loss) attributable to SEACOR Holdings Inc.	$7,733	$(4,686)	$17,067	$45,126	$641

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:	$0.42	$(0.26)	$0.94	$2.50	$0.04

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:	$0.41	$(0.26)	$0.88	$2.14	$0.04

Weighted Average Common Shares of Outstanding:
Basic	18,233	18,165	18,108	18,077	17,970
Diluted	19,571	18,165	21,193	22,588	18,179
Common Shares Outstanding at Period End	18,528	18,330	18,243	18,224	18,165

OIBDA(1)	$36,104	$42,760	$52,663	$30,858	$34,297
OIBDA attributable to SEACOR Holdings Inc.(1)	$26,996	$29,822	$38,630	$25,978	$25,324
______________________

(1)	Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Ocean Transportation & Logistics Services
Operating Revenues	$109,272	$97,366	$109,939	$105,155	$102,384
Costs and Expenses:
Operating	69,932	64,234	64,683	75,044	65,333
Administrative and general	10,198	10,132	9,170	10,328	10,549
Depreciation and amortization	10,337	10,707	11,298	11,620	12,645
	90,467	85,073	85,151	96,992	88,527
Gains on Asset Dispositions	17	5,496	5,505	3	1,883
Operating Income	18,822	17,789	30,293	8,166	15,740
Other Income (Expense):
Foreign currency losses, net	(47)	(17)	(24)	(76)	(51)
Other, net	(651)	(15)	(96)	398	283
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	111	(23)	2,073	1,267	315
Segment Profit(1)	$18,235	$17,734	$32,246	$9,755	$16,287

OIBDA(2)	$29,159	$28,496	$41,591	$19,786	$28,385
OIBDA(2) attributable to stockholders	$20,051	$15,558	$27,558	$14,906	$19,412
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$1,581	$6,430	$399	$5,291	$1,988
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	15	147	—	47	47
Dry-docking expenditures for all other equipment	$1,250	$269	$1,489	$2,139	$178

Inland Transportation & Logistics Services
Operating Revenues	$65,602	$77,513	$78,845	$73,409	$55,921
Costs and Expenses:
Operating	54,245	60,801	65,667	62,361	48,181
Administrative and general	3,356	3,381	3,230	3,216	3,312
Depreciation and amortization	5,725	5,490	6,197	6,243	6,234
	63,326	69,672	75,094	71,820	57,727
Gains on Asset Dispositions	420	481	513	503	5,162
Operating Income	2,696	8,322	4,264	2,092	3,356
Other Income (Expense):
Foreign currency gains (losses), net	459	(2,240)	(282)	(1,183)	1,703
Other, net	—	37	—	14	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,472)	(2,571)	(1,245)	584	(2,454)
Segment Profit(1)	$683	$3,548	$2,737	$1,507	$2,605

OIBDA(2)	$8,421	$13,812	$10,461	$8,335	$9,590

SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Witt O’Brien’s
Operating Revenues	$32,943	$37,702	$30,267	$37,308	$26,432
Costs and Expenses:
Operating	21,772	24,258	16,240	24,399	18,306
Administrative and general	6,402	6,876	7,389	5,140	5,367
Depreciation and amortization	206	660	492	491	301
	28,380	31,794	24,121	30,030	23,974
Operating Income	4,563	5,908	6,146	7,278	2,458
Other Income (Expense):
Foreign currency gains (losses), net	—	(1)	(12)	(17)	2
Other, net	(3)	—	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(67)	113	(13)	(32)	135
Segment Profit(1)	$4,493	$6,020	$6,121	$7,229	$2,595

OIBDA(2)	$4,769	$6,568	$6,638	$7,769	$2,759

Other
Operating Revenues	$1,805	$1,290	$1,214	$969	$116
Costs and Expenses:
Operating	1,253	1,106	957	392	—
Administrative and general	839	551	606	498	186
Depreciation and amortization	489	237	202	62	—
	2,581	1,894	1,765	952	186
Gains on Asset Dispositions	—	37	—	—	—
Operating Income (Loss)	(776)	(567)	(551)	17	(70)
Other Income (Expense):
Foreign currency gains (losses), net	—	(4)	—	1	—
Other, net	—	(105)	452	53,902	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(90)	494	6	112	1,167
Segment Profit (Loss)(1)	$(866)	$(182)	$(93)	$54,032	$1,097

Corporate and Eliminations
Operating Revenues	$(98)	$(33)	$(8)	$(10)	$(29)
Costs and Expenses:
Operating	(91)	(25)	(18)	(28)	(43)
Administrative and general	5,951	5,778	5,688	5,129	6,381
Depreciation and amortization	379	416	427	428	429
	6,239	6,169	6,097	5,529	6,767
Operating Loss	$(6,337)	$(6,202)	$(6,105)	$(5,539)	$(6,796)
Other Income (Expense):
Foreign currency gains (losses), net	$(7)	$(18)	$(10)	$(71)	$36
Other, net	10	96	1	(3)	—
______________________

(1)	Includes amounts attributable to both SEACOR and noncontrolling interests.

(2)	Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$141,152	$144,221	$324,564	$317,389	$272,522
Restricted cash and restricted cash equivalents	2,992	2,991	2,990	2,989	2,982
Marketable securities	33,384	30,316	41,445	39,745	38,963
Receivables:
Trade, net of allowance for doubtful accounts	174,278	171,828	151,217	142,474	111,083
Other	32,635	38,881	45,197	41,960	41,061
Inventories	4,914	4,530	5,139	4,690	3,821
Prepaid expenses and other	5,809	5,382	6,087	5,940	4,572
Total current assets	395,164	398,149	576,639	555,187	475,004
Property and Equipment:
Historical cost	1,413,488	1,407,329	1,403,886	1,393,514	1,370,517
Accumulated depreciation	(577,136)	(560,819)	(545,179)	(527,814)	(510,418)
Net property and equipment	836,352	846,510	858,707	865,700	860,099
Operating Lease Right-of-Use Assets	167,325	—	—	—	—
Investments, at Equity, and Advances to 50% or Less Owned Companies	155,290	156,886	149,184	150,158	170,305
Construction Reserve Funds	3,908	3,908	5,908	16,142	36,790
Goodwill	32,720	32,708	32,767	32,774	32,807
Intangible Assets, Net	23,662	24,551	25,724	26,898	28,072
Other Assets	7,385	8,312	8,938	9,065	9,396
	$1,621,806	$1,471,024	$1,657,867	$1,655,924	$1,612,473

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$8,308	$8,497	$155,737	$8,925	$77,634
Current portion of long-term operating lease liabilities	35,540	—	—	—	—
Accounts payable and accrued expenses	50,097	59,607	56,533	61,732	40,844
Other current liabilities	67,456	55,659	66,179	68,102	59,651
Total current liabilities	161,401	123,763	278,449	138,759	178,129
Long-Term Debt	315,303	346,128	372,657	530,909	495,863
Long-Term Operating Lease Liabilities	131,862	—	—	—	—
Deferred Income Taxes	97,758	94,420	99,565	97,767	102,084
Deferred Gains and Other Liabilities	20,688	52,871	60,502	70,653	74,923
Total liabilities	727,012	617,182	811,173	838,088	850,999
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	392	390	389	389	389
Additional paid-in capital	1,598,804	1,596,642	1,593,430	1,592,375	1,576,657
Retained earnings	498,065	474,809	479,495	462,428	417,302
Shares held in treasury, at cost	(1,366,267)	(1,366,773)	(1,366,773)	(1,367,433)	(1,367,433)
Accumulated other comprehensive income (loss), net of tax	(903)	(914)	(444)	(385)	96
	730,091	704,154	706,097	687,374	627,011
Noncontrolling interests in subsidiaries	164,703	149,688	140,597	130,462	134,463
Total equity	894,794	853,842	846,694	817,836	761,474
	$1,621,806	$1,471,024	$1,657,867	$1,655,924	$1,612,473

Use of non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with U.S. GAAP, including OIBDA and Cash Earnings.
The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company includes maintenance and repair costs, including major overhauls and regulatory dry-dockings, and gains or losses (or impairments) on asset dispositions in OIBDA. The Company defines Cash Earnings as OIBDA further adjusted to exclude the amortization of non-cash deferred gains and the dollars attributed to its minority partner in SEA-Vista and include the gain or loss associated with marking-to-market securities held for investment, the accrued net cash expense associated with interest on debt obligations, and the Company’s estimate of cash taxes. Other companies may calculate OIBDA and Cash Earnings differently than the Company, which may limit their usefulness as comparative measures. In addition, each of these measures does not necessarily represent funds available for discretionary use and are not measures of the Company’s ability to fund its cash needs. OIBDA and Cash Earnings are each financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA and Cash Earnings of other companies when evaluating potential acquisitions. The Company views OIBDA and Cash Earnings as measures of operating performance not liquidity. In addition, the Company believes Cash Earnings is meaningful to investors because it assists in evaluating the Company’s results of operations and net cash generated by business activities across previous and subsequent accounting periods and to better understand the long-term performance of the Company.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.
The following tables reconcile these non-GAAP measures to their most closely comparable GAAP measures (amounts in thousands, except per share data).

	Three Months Ended March 31,
	2019	2018
U.S. GAAP Measures
Net Income attributable to stockholders	$7,733	$641
Diluted Earnings Per Common Share(1)	$0.41	$0.04

Reconciliation of non-GAAP Financial Measures
Operating Income (U.S. GAAP)	$18,968	$14,688
(+) Depreciation and amortization	17,136	19,609
OIBDA(2)	36,104	34,297
(–) Amortization of deferred gains(3)	(331)	(3,075)
(–) OIBDA less amortization of deferred gains attributable to noncontrolling interests	(9,108)	(8,053)
(–) Cash interest expense, net(4)	(912)	(4,021)
(–) Income tax obligation	(2,080)	(830)
(+/–) Marketable security gains (losses), net	3,068	(3,798)
Cash Earnings(5)	$26,741	$14,520
______________________

(1)
Includes diluted earnings per common share of $0.12 and diluted loss per common share of $0.17 for the quarter ended March 31, 2019 and 2018, respectively, related to marking-to-market the Company’s investment in 5.2 million shares of Dorian LPG Ltd.

(2)	All references to OIBDA in this release are calculated in the same manner.

(3)
For the quarter ended March 31, 2019, amortization of deferred gains is included in gains on asset dispositions. For the quarter ended March 31, 2018, amortization of deferred gains may be included in operating expenses as a reduction to rental expense and/or included in gains on asset dispositions.

(4)
Amount is net of interest income, excludes an immaterial amount and $0.2 million of capitalized interest, and is net of our partner’s portion of SEA-Vista interest expense of $0.5 million and $0.7 million, in each case for the three months ended March 31, 2019 and 2018 respectively.

(5)	See the Company’s 2018 letter to stockholders for a further discussion related to this non-GAAP financial measure.

SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	9	10	10	10	10
Bulk carriers - U.S.-flag	2	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	24	24	24	24	23
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Specialty vessel - Foreign-flag(1)	1	—	—	—	—
Logistics Services:
PCTC(2) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(3) vessels - Foreign-flag	9	9	9	9	9
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	73	73	73	73	72

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,374	1,372	1,372	1,378	1,378
Liquid tank barges	20	20	20	20	20
Specialty barges(4)	5	5	5	5	5
Towboats:
4,000 hp - 6,600 hp	18	18	18	18	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,200 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	18	18	18	18	17
Less than 1,100 hp	6	6	6	6	7
Logistics Services:
Dry-cargo barges	33	35	35	30	30
	1,479	1,479	1,479	1,480	1,480
______________________

(1)	Line handling vessel.

(2)	Pure Car/Truck Carrier.

(3)	Roll On/Roll Off.

(4)	Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.